UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 16, 2021

Code Chain New Continent Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

No 2020 Zhongshanxi Road
Room 502A40
Xuhui District, Shanghai, China 200030

(Address of Principal Executive Offices) (Zip code)

+86-0513-8912-3630

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CCNC	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the current report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2021, on February 23, 2021, Code Chain New Continent Limited (the “Company”) entered into an asset purchase agreement with Sichuan RiZhanYun Jisuan Co., Ltd., (the “Seller”) to purchase a total of 10,000 Bitcoin mining machines (the “Assets”), pursuant to which the purchase was subject to due diligence and valuation of the Assets.

On April 16, 2021, the Company entered into an amended and restated asset purchase agreement (the “Agreement”). Pursuant to the Agreement, the Company agreed to purchase and the Seller agreed to sell the Assets for a total purchase price of RMB 40,000,000 or US$6,160,000 based on the exchange rate as of April 8, 2021, payable in cash. The Seller shall cause revenue and any other source of income from the operation of the Assets to be paid to the Company, payable in cryptocurrency to be deposited into a cryptocurrency wallet held by the Company on a daily basis. The Agreement will have a performance assessment term of one year from March 19, 2021 to March 19, 2022 (the “Valuation Period”). The Company further agreed to issue to the Seller RMB 5,000,000 or US$770,000 worth of common stock of the Company (the “Bonus Shares”) if the Assets generate an average net profit per day per machine on behalf of the Company during the Valuation Period (the “Daily Profit”) equals to RMB 200,000 or US$30,800 and if the Assets generate an average net profit per month per machine on behalf of the Company during the Valuation Period (the “Monthly Profit”) equals to RMB 6,000,000 or US$924,000. If the Daily Profit is more than RMB 200,000 or US$30,800 and the Monthly Profit is more than RMB 6,000,000 or US$924,000, the Company shall issue to the Seller additional shares of common stock in proportion to the amount that is in excess. If the Daily Profit is less than RMB 200,000 or US$30,800 or the Monthly Profit is less than RMB 6,000,000 or US$924,000, the Company shall not issue to the Seller any Bonus Shares and such month is deemed a “Re-evaluated Month”. At the end of the Valuation Period, the Monthly Profit of such Re-evaluated Month(s) shall be aggregated (the “Aggregate Profit”), and the Company shall issue RMB5,000,000 or US$770,000 worth of common stock of Buyer for every RMB6,000,000 or US$924,000 in Aggregate Profit on a pro rata basis. Such Daily Profit and Monthly Profit shall be determined on a monthly basis on the first day of the next month. Such Bonus Shares and additional shares, when applicable, shall be issued on the fifteenth day of the next month.  For any month that has 28 days or 31 days, the Monthly Profit is calculated based on the actual number of days in the month. Notwithstanding the foregoing, no share pursuant to this Agreement shall be issued earlier than May 25, 2021 in any event. The total number of shares of common stock, including the Bonus Shares, issuable to the Seller pursuant to the Agreement shall in no event be more than 19.99% of the total shares issued and outstanding of Company as of the date of the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Asset Purchase Agreement dated April 16, 2021

99.1	Press release - Code Chain New Continent Limited Announces 17 Bitcoins Mined in the First Month of Crypto-currency Mining Operation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CODE CHAIN NEW CONTINENT LIMITED

Date: April 19, 2021	By:	/s/ Weidong (David) Feng
	Name:	Weidong (David) Feng
	Title:	Co-CEO

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